UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g)

OF THE SECURITIES EXCHANGE ACT OF 1934

WORLD CURRENCY GOLD TRUST

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

c/o WCG USA Asset Management

Company, LLC

685 Third Avenue, 27th Floor

New York, New York 10017

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Exchange on which each Class is to be so registered	I.R.S. Employer Identification Number
SPDR® Long Dollar Gold Trust	NYSE Arca, Inc.	36-7650517

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box.  ☒:

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d), please check the following box.  ☐:

Securities Act registration statement file number to which this form relates: 333-206640

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Shares of the SPDR® Long Dollar Gold Trust (the “Fund”) to be registered hereunder is set forth in Amendment No. 7 to the Registrant’s Registration Statement on Form S-1, as filed with the U.S. Securities and Exchange Commission (EDGAR Accession No. 0001193125-17-015681) on January 23, 2017 (Securities Act File Number 333-206640), which description is incorporated herein by reference, including any forms of prospectuses filed by the Registrant, on behalf of the Fund, pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed with this registration statement because no other securities of the Registrant are registered on the NYSE Arca, Inc. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 24, 2017	WORLD CURRENCY GOLD TRUST

	By:	WCG USA Asset Management Company, LLC, its Sponsor

		By:	/s/ Gregory S. Collett
		Name:	Gregory S. Collett
		Title:	Vice President